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                                                              Exhibit 8.1

                                   March 11, 1994


Kmart Corporation
3100 West Big Beaver Road
Troy, Michigan 48084

                              Kmart Corporation
                          Registration No. 33-50297
             Secured Lease Bonds, Series A, Series B and Series C

Gentlemen:

        We have acted as special tax counsel to Kmart Corporation, a Michigan corporation ("Kmart"), in connection with Kmart's Registration Statement on Form S-3 (File No. 33-50297), as amended (the "Registration Statement"), being filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Act"), with respect to $172,300,000 aggregate principal amount of Secured Lease Bonds, Series A, Series B, and Series C (the "Regular Bonds"). The Regular Bonds are to be issued pursuant to a Collateral Trust Indenture to be dated as of March 1994 (the "Bond Indenture"), between FGHK, Inc., a New York corporation (the "Issuer"), and The Bank of New York, a New York banking corporation, as Bond Trustee (the "Bond Trustee").

        Kmart has sold 24 commercial properties (the "Properties") operated by Kmart or one of its subsidiaries to 24 separate owner trustees (each, an "Owner Trustee"), each not in its individual capacity, but solely as owner trustee under one of 24 separate Trust Agreements (each, a "Trust Agreement") with the holder or holders of the beneficial interest in the trust created thereby. Each Owner Trustee has leased its respective Property back to Kmart pursuant to a Lease Agreement (each, a "Lease"). To finance part of the purchase price of its respective Property, each Owner Trustee issued a Series X Note, a Series Y Note, and a Series Z Note (collectively, the "Interim Notes") to the Interim Note holder pursuant to a Trust Indenture, Assignment of Lease and Rents and Security Agreement (each, an "Original Note Indenture") between the Owner Trustee and The Bank of New York, as Note Trustee (the "Note Trustee"). In order to refinance the Interim Notes, the holder of the Interim Notes will assign the Interim Notes to the Issuer in exchange for the proceeds of the Regular Bonds and the Series AR, Series BR, and Series CR Bonds (collectively, the "Residual Bonds") to be issued under the Bond Indenture. In connection with the refinancing of the Interim Notes, the Interim Notes will be amended and restated as Series A, Series B, and Series C Notes, respectively (as so amended and restated, collectively, the "Notes"), and each Original Note Indenture will be amended and restated (each as so amended and restated, a "Note Indenture"). Pursuant to each Note Indenture, certain of each Owner Trustee's rights under the related Lease, including the right to receive rent and certain other payments, has been assigned to the Note Trustee, together with a mortgage on the related Property (each


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Kmart Corporation
March 11, 1994
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a "Mortgage").  As security for the benefit of the holders of the Regular Bonds and the Residual Bonds, the Issuer will, among other things, pledge to the Bond Trustee all of its right, title and interest in and to the Notes and assign to the Bond Trustee all of its rights and interest in the Note Indentures and the payments and other amounts received thereunder or in respect of the Notes (the assets and rights so pledged and assigned under the Bond Indenture being referred to as the "Trust Estate"). Certain duties relating to the administration of the real estate mortgage investment conduits ("REMICs") to be created with respect to portions of the Trust Estate will be performed by The Bank of New York, as tax administrator (the "Tax Administrator").

        In furnishing this opinion, we have assumed, with your permission, that
(i) the Leases constitute legal, valid and binding obligations of Kmart, enforceable against Kmart in accordance with their respective terms; (ii) the Owner Trustee under each Trust Agreement is authorized to hold title to real and personal property in the state in which the respective Property is located;
(iii) in accordance with the Original Note Indentures, the Interim Notes are, and in accordance with the Note Indentures, the Notes will be, secured by a perfected first priority security interest in the related Properties; (iv) the Issuer has been duly incorporated and is validly existing and in good standing under the laws of the State of New York; (v) the yield maintenance premiums to be paid in certain circumstances if the Notes are prepaid are customary in the lending market for loans made on commercial properties of a type including the Properties that secure the Notes; (vi) the appraised fair market value of each Property at the closing of the sale of each Property to the respective Owner Trustee was greater than 80% of the aggregate original principal amount of the related Interim Notes and will be greater than 80% of the aggregate original principal amount of the Notes; and (vii) the obligations of the holders of the Residual Bonds to pay the fees of the Bond Trustee and the Tax Administrator will be legally binding on them and they will have sufficient funds to pay such fees.

        We have reviewed the originals or copies of (i) the Registration Statement and the prospectus included therein; (ii) the forms of the Bond Indenture, including the forms of the Regular Bonds and the Residual Bonds annexed thereto, the form of Note Indenture, including the forms of the Notes annexed thereto and the form of Mortgage, all filed as exhibits to the Registration Statement; (iii) the Original Note Indentures and the Interim Notes issued thereunder; (iv) the Trust Agreements; (v) the form of Transferee Agreement (as defined in the Bond Indenture); and (vi) such other documents as we have deemed
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Kmart Corporation
March 11, 1994
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necessary or appropriate as a basis for the opinions set forth below.

     Based on the foregoing, we are of the opinion that the statements and legal conclusions contained in the Prospectus under the caption "Certain Federal Income Tax Considerations" are correct, and the discussion thereunder does not omit any considerations that are material to holders of the Regular Bonds with respect to the matters covered. We also are of the opinion that, if
(i) Kmart, each Owner Trustee, the Issuer, the Bond Trustee, each Note Trustee, the Tax Administrator, the holders of the Residual Bonds and the other parties to the issuance transaction comply (without waiver) with all of the provisions of the Bond Indenture, the Note Indentures, the Mortgages, the Transferee Agreements, and the other documents to be prepared and executed in connection with such transaction, (ii) the Bonds are issued and sold as described in the Registration Statement, and (iii) an election is properly made and filed for the Pool A Asset Group, the Pool B Asset Group, and the Pool C Asset Group (all as defined in the Bond Indenture) to be treated as separate REMICs pursuant to
Section 860D of the Internal Revenue Code of 1986, as amended (the "Code"), each such Asset Group will qualify as a REMIC, and the Series A Bonds, the Series B Bonds, and the Series C Bonds will be considered to be "regular interests" in the related REMICs, on the date of issuance thereof and thereafter, assuming continuing compliance with the REMIC provisions of the Code and any regulations thereunder.

     You should be aware that this opinion and the discussion contained in the Prospectus under the caption "Certain Federal Income Tax Considerations" represent our conclusions as to the application of existing law to the transaction described above. There can be no assurance that contrary positions will not be taken by the Internal Revenue Service or that the law will not change.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. We also consent to the references to Hunton & Williams under the captions "Certain Federal Income Tax Considerations" and "Legal Opinions" in the Prospectus. In giving this consent, we do not admit that we are in the category of persons whose consent is required by Section 7 of the Act or the rules and regulations promulgated thereunder by the Securities and Exchange Commission.


                                       Very truly yours,

                                       Hunton & Williams